[KPMG PEAT MARWICK LLP LETTERHEAD]




                         INDEPENDENT AUDITORS' CONSENT

Board of Directors
American Fidelity Assurance Company:



We consent to the use of our report included herein on the consolidated financial statements of American Fidelity Assurance Company and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and to the reference to our firm under the heading "Statement of Additional Information" in part B of the Registration Statement.


                                                       /S/ KPMG PEAT MARWICK LLP

                                                           KPMG Peat Marwick LLP



Oklahoma City, Oklahoma
May 1, 1998